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                                                        EXHIBIT 10(dd)

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                   Connecticut Development Authority


                                  and


                     Bridgeport Hydraulic Company




                            --------------
                            LOAN AGREEMENT
                            --------------




                       Dated as of April 1, 1995


                   Connecticut Development Authority
              $30,000,000 Water Facilities Revenue Bonds
         (Bridgeport Hydraulic Company Project - 1995 Series)


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                           TABLE OF CONTENTS

                                                                  Page

PREAMBLE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE I DEFINITIONS AND INTERPRETATION

       Section 1.1.  Definitions  . . . . . . . . . . . . . . . . . 5
       Section 1.2.  Interpretation   . . . . . . . . . . . . . . .13

ARTICLE II REPRESENTATIONS AND WARRANTIES

       Section 2.1.  Representations by the Authority   . . . . . .15
       Section 2.2.  Representations by the Borrower  . . . . . . .16

ARTICLE III THE LOAN

       Section 3.1.  Loan Clauses   . . . . . . . . . . . . . . . .20
       Section 3.2.  Other Amounts Payable  . . . . . . . . . . . .21
       Section 3.3.  Manner of Payment  . . . . . . . . . . . . . .22
       Section 3.4.  Obligation Unconditional   . . . . . . . . . .22
       Section 3.5.  Security Clauses   . . . . . . . . . . . . . .22
       Section 3.6.  Issuance of Bonds  . . . . . . . . . . . . . .22
       Section 3.7.  Use of Priority Amounts  . . . . . . . . . . .23
       Section 3.8.  Effect of Drawing Under Letter
                     of Credit  . . . . . . . . . . . . . . . . . .23
       Section 3.9.  Effective Date and Term  . . . . . . . . . . .23
       Section 3.10. Borrower's Purchase of Bonds   . . . . . . . .23
       Section 3.11. Letter of Credit   . . . . . . . . . . . . . .24
       Section 3.12. Requirements for Delivery of a
                     Substitute Credit Facility   . . . . . . . . .24
       Section 3.13. Securities Laws  . . . . . . . . . . . . . . .26
       Section 3.14. New York Paying Agent  . . . . . . . . . . . .26
       Section 3.15. No Additional Bonds  . . . . . . . . . . . . .26

ARTICLE IV THE PROJECT

       Section 4.1.  Completion of the Project  . . . . . . . . . .27
       Section 4.2.  Payment of Additional Project
                     Costs by Borrower  . . . . . . . . . . . . . .28
       Section 4.3.  No Warranty Regarding Condition,
                     Suitability or Cost of Project   . . . . . . .29
       Section 4.4.  Taxes  . . . . . . . . . . . . . . . . . . . .29
       Section 4.5.  Insurance  . . . . . . . . . . . . . . . . . .29

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       Section 4.6.  Compliance with Law  . . . . . . . . . . . . .31
       Section 4.7.  Maintenance and Repair   . . . . . . . . . . .31
       Section 4.8.  Disposition of Project Realty
                     by Borrower  . . . . . . . . . . . . . . . . .31
       Section 4.9.  Leasing of Project Realty and
                     Project Equipment  . . . . . . . . . . . . . .32
       Section 4.10. Project Equipment  . . . . . . . . . . . . . .32

ARTICLE V CONDEMNATION, DAMAGE AND DESTRUCTION

       Section 5.1.  No Abatement of Payments Hereunder   . . . . .33
       Section 5.2.  Project Disposition Upon Condemnation,
                     Damage or Destruction  . . . . . . . . . . . .33
       Section 5.3.  Application of Net Proceeds of
                     Insurance or Condemnation  . . . . . . . . . .33

ARTICLE VI COVENANTS

       Section 6.1.  The Borrower to Maintain its
                     Corporate Existence; Conditions under
                     which Exceptions Permitted   . . . . . . . . .35
       Section 6.2.  Indemnification, Payment of Expenses,
                     and Advances   . . . . . . . . . . . . . . . .35
       Section 6.3.  Incorporation of Tax Regulatory
                     Agreement; Payments Upon Taxability  . . . . .38
       Section 6.4.  Further Assurances and Corrective
                     Instruments  . . . . . . . . . . . . . . . . .40
       Section 6.5.  Covenant by Borrower as to Compliance
                     with Indenture   . . . . . . . . . . . . . . .40
       Section 6.6.  Assignment of Agreement or Note  . . . . . . .40
       Section 6.7.  Inspection   . . . . . . . . . . . . . . . . .40
       Section 6.8.  Default Notification   . . . . . . . . . . . .41
       Section 6.9.  Covenant Against Discrimination  . . . . . . .41
       Section 6.10. Authority Costs and Expenses   . . . . . . . .41
       Section 6.11. Covenant to Provide
                     Continuing Disclosure  . . . . . . . . . . . .41
       Section 6.12. Covenant Against Issuing Additional Debt
                     Secured By The Mortgage  . . . . . . . . . . .42

              ARTICLE VII EVENTS OF DEFAULT AND REMEDIES

       Section 7.1.  Events of Default  . . . . . . . . . . . . . .43
       Section 7.2.  Remedies on Default  . . . . . . . . . . . . .44
       Section 7.3.  No Duty to Mitigate Damages  . . . . . . . . .45
       Section 7.4.  Remedies Cumulative  . . . . . . . . . . . . .45


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ARTICLE VIII PREPAYMENT PROVISIONS

       Section 8.1.  Optional Prepayment  . . . . . . . . . . . . .46
       Section 8.2.  Notice by the Borrower of Optional
                     Prepayment   . . . . . . . . . . . . . . . . .48
       Section 8.3.  Mandatory Prepayment on Taxability   . . . . .48

ARTICLE IX GENERAL

       Section 9.1.  Indenture  . . . . . . . . . . . . . . . . . .49
       Section 9.2.  Benefit of and Enforcement by
                     Bondholders  . . . . . . . . . . . . . . . . .49
       Section 9.3.  Force Majeure  . . . . . . . . . . . . . . . .49
       Section 9.4.  Amendments   . . . . . . . . . . . . . . . . .50
       Section 9.5.  Notices  . . . . . . . . . . . . . . . . . . .50
       Section 9.6.  Prior Agreements Superseded  . . . . . . . . .50
       Section 9.7.  Execution of Counterparts  . . . . . . . . . .51
       Section 9.8.  Time   . . . . . . . . . . . . . . . . . . . .51
       Section 9.9   Separability of Provisions   . . . . . . . . .51



APPENDICES

       Appendix A - Form of Promissory Note

       Appendix B - Description of Project Realty

       Appendix C - Description of Project Equipment

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                   Connecticut Development Authority

                     Bridgeport Hydraulic Company

                            LOAN AGREEMENT


     THIS LOAN AGREEMENT, made and dated as of April 1, 1995 by and between the Connecticut Development Authority, a body corporate and politic constituting a public instrumentality and political subdivision of the State of Connecticut, and Bridgeport Hydraulic Company, a corporation organized and existing under the laws of the State of Connecticut,

                           WITNESSETH THAT:

     WHEREAS, the State Commerce Act, constituting Connecticut General Statutes, Sections 32-la through 32-23xx, as amended (the "Act"), declares that there is a continuing need in the State (1) for economic development and activity to provide and maintain employment and tax revenues and to control, abate and prevent pollution to protect the public health and safety and (2) for assistance to public service businesses providing transportation and utility services in the State, and that the availability of financial assistance and suitable facilities are important inducements to industrial and commercial enterprises to remain or locate in the State and to provide industrial, recreation, urban and public service projects; and

     WHEREAS, the Act provides that (1) the term "project" as used therein means any facility, plant, works, system, building, structure, utility, fixture or other real property improvement located in the State, and the land on which it is located or which is reasonably necessary in connection therewith, which is of a nature or which is to be used or occupied by any person for purposes which would constitute it as an economic development project, recreation project, urban project, public service project or health care project, and any real property improvement reasonably related thereto, and (2) that a project may also include or consist exclusively of machinery, equipment or fixtures; and

     WHEREAS, the Act defines economic development project to include "any project which is to be used or occupied by any person for . . .
(2) controlling, abating, preventing or disposing of land, water, air or other environmental pollution . . . or (3) the conservation of energy or the utilization of cogeneration technology or solar, wind, hydro, biomass or other renewable sources to produce energy for any industrial or commercial application."

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     WHEREAS, the Act provides that the Authority shall have power (1)
to determine the location and character of any project to be financed under the provisions of the Act; (2) to purchase, receive by gift or otherwise, lease, exchange, or otherwise acquire, and construct, reconstruct, improve, maintain, equip and furnish one or more projects, including all real and personal property which the Authority may deem necessary therewith, and to enter into a contract with a person therefor upon such terms and conditions as the Authority shall determine to be reasonable, including but not limited to reimbursement for the planning, designing, financing, construction, reconstruction, improvement, equipping, furnishing, operation and maintenance of reserve and insurance funds with respect to the financing of the project; (3) to extend credit or make loans to any person for the planning, designing, financing, acquiring, constructing, reconstructing, improving, equipping and furnishing of a project and for the refinancing of existing indebtedness with respect to any facility or part thereof which would qualify as a project in order to facilitate substantial improvements thereto, which credits or loans may be secured by loan agreements, mortgages, contracts and all other instruments or fees and charges, upon such terms and conditions as the Authority shall determine to be reasonable in connection with such loans, including provision for the establishment and maintenance of reserve and insurance funds and in the exercise of powers granted in the the Act in connection with a project for such person, to require the inclusion in any contract, loan agreement or other instrument, such provisions for the construction, use, operation and maintenance and financing of a project as the Authority may deem necessary or desirable; (4) to issue its bonds for such purposes, subject to the approval of the Treasurer of the State; and, (5) as security for the payment of the principal or redemption price, if any, of and interest on any such bonds, to pledge or assign such a loan, lease or sale agreement and the revenues and receipts derived by the Authority from such a project; and

     WHEREAS, by various resolutions, as amended by subsequent resolutions, in furtherance of the purposes of the Act, the Authority has accepted the application of Bridgeport Hydraulic Company for assistance in the financing of various capital projects in the State of Connecticut; and

     WHEREAS, the Borrower currently owns certain existing facilities within certain municipalities in the State and, by resolution adopted in furtherance of the purposes of the Act, the Authority has accepted the application of the Borrower for assistance in the acquisition, construction and installation of

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a water treatment facility in Fairfield, Connecticut and the acquisition, construction and installation of two water treatment facilities in Litchfield County, Connecticut (the "Project"); and

     WHEREAS, the Authority has by a further resolution adopted
April 19, 1995, authorized the issuance of $30,000,000 principal amount of its Water Facilities Revenue Bonds (Bridgeport Hydraulic Company Project - 1995 Series) for the purposes of providing funds for the Project; and

     WHEREAS, pursuant to such resolution the Bonds (as hereinafter defined) are to be secured by an Indenture of Trust of even date herewith, by and between the Authority and Shawmut Bank Connecticut, National Association, as Trustee; and

     WHEREAS, in order to further secure the Bonds, the Borrower concurrently with the execution hereof has arranged the delivery to the Paying Agent of an irrevocable direct pay Letter of Credit, dated the date of delivery of the Bonds, issued by Societe Generale, acting by and through its New York Branch (the "Bank"), for the account of the Borrower in favor of the Paying Agent as beneficiary on behalf of the owners of the Bonds while the Bonds are in the Flexible, Daily or Weekly Mode; and

     WHEREAS, the Borrower and the Bank entered into a Reimbursement Agreement, dated as of April 1, 1995, obligating the Borrower inter alia to repay all amounts drawn under the Letter of Credit together with interest, if any, thereon; and

     WHEREAS, the Bonds shall be special obligations of the Authority, payable solely from the revenues or other receipts, funds or monies to be derived by the Authority under this Agreement or the Indenture and from any amounts otherwise available under the Indenture for the payment of the Bonds; and

     WHEREAS, the Authority proposes with the proceeds of the Bonds to make a loan to the Borrower and the Borrower proposes to borrow such proceeds from the Authority for the purpose of the acquisition, construction and installation of the Project; and

     WHEREAS, the Borrower acknowledges that the Authority is providing financing for the Project in furtherance of the Authority's corporate purposes under the Act, that the accomplishment of these purposes is dependent upon the compliance of the Borrower with its covenants contained in this Agreement, that the Authority has a resulting beneficial interest in the Project, and that the Borrower's use of and interest in the Project as provided hereby are in furtherance of the discharge of a public purpose; and

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     WHEREAS, the Connecticut Department of Public Utility Control has
approved the issuance of the Note;

     NOW, THEREFORE, in consideration of the premises and of the mutual representations, covenants and agreements herein set forth, the Authority and the Borrower, each binding itself, its successors and assigns, do mutually promise, covenant and agree as follows (provided that in the performance of the agreements of the Authority herein contained, any obligation it may incur for the payment of money shall not be an obligation, debt or liability of the State or any municipality thereof and neither the State nor any municipality thereof shall be liable on any obligation so incurred, but any such obligation shall be payable solely out of the revenues or other receipts, funds or monies to be derived by the Authority under this Agreement or the Indenture and from any amounts otherwise available under the Indenture for the payment of the Bonds):

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                               ARTICLE I

                    DEFINITIONS AND INTERPRETATION


     Section 1.1. Definitions. For the purposes of this Agreement, the following words and terms shall have the respective meanings set forth as follows, and any capitalized word or term used but not defined herein is used as defined in the Indenture:

     "Act" means the State Commerce Act, constituting Connecticut
General Statutes, Sections 32-la through 32-23xx, as amended.

     "Additional Bonds" means one or more series of additional Bonds, other than the Bonds, authorized and issued by the Authority pursuant to the Indenture.

     "Agreement" means this Loan Agreement and any amendments and supplements hereto.

     "Authority" means the Connecticut Development Authority, a body corporate and politic constituting a public instrumentality and political subdivision of the State of Connecticut, duly organized and existing under the laws of the State, and any body, board, authority, agency or other political subdivision or instrumentality of the State which shall hereafter succeed to the powers, duties and functions thereof.

     "Authorized Representative" means, in the case of the Authority, the Chairman or Vice Chairman, the President, any Executive Vice President, Deputy Director or any Senior Vice President or any Vice President thereof and, in the case of the Borrower, the Chairman, Vice Chairman, President, any Vice President, Chief Financial Officer, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary thereof and, when used with reference to the performance of any act, the discharge of any duty or the execution of any certificate or other document, any officer, employee or other person authorized to perform such act, discharge such duty or execute such certificate or other document.

     "Bank" means Societe Generale, acting by and through its New York Branch, in its capacity as issuer of the Letter of Credit or any other issuer of and obligor under a Credit Facility.

     "Beneficial Owner" shall have the meaning specified in Section 2.3(F) of the Indenture. If any person claims to the

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Trustee to be a Beneficial Owner, for purposes of Section 2.4(C)
of the Indenture, such person shall prove such claim to the satisfaction of the Trustee with such documentation and signature guaranties as the Trustee may request.

     "Bonds" means the $30,000,000 Water Facilities Revenue Bonds
(Bridgeport Hydraulic Company Project - 1995 Series) authorized and issued pursuant to Section 2.3 of the Indenture.

     "Bond Counsel" means Whitman Breed Abbott & Morgan or such other nationally recognized bond counsel selected by the Authority and reasonably satisfactory to the Borrower and the Trustee.

     "Borrower" means (i) Bridgeport Hydraulic Company, a corporation organized and existing under the laws of the State of Connecticut, and its successors and assigns and (ii) any surviving, resulting or transferee corporation as provided in Section 6.1 hereof.

     "Business Day" means any day (i) that is not a Saturday or Sunday, (ii) that is a day on which banks located in Hartford, Connecticut and New York, New York are not required or authorized to remain closed, (iii) that is a day on which banking institutions in all of the cities in which the principal offices of the Trustee and the Paying Agent and, if applicable, the Remarketing Agent and the Bank are located and are not required or authorized to remain closed and (iv) that is a day on which the New York Stock Exchange, Inc. is not closed.

     "Code" means the Internal Revenue Code of 1986, as amended and regulations promulgated thereunder.

     "Completion Date" means the date of completion of the project as specified and established in accordance with Article IV hereof.

     "Conversion Date" means the date on which a new Mode becomes effective with respect to a Bond, and with respect to a Bond in the Multiannual Mode, the date on which a new Rate Period becomes effective.

     "Credit Facility" means the Letter of Credit and any substitute irrevocable transferable direct pay letter of credit, municipal bond insurance policy, other credit facility or any combination thereof, which provides by its terms payment of the principal and Purchase Price of, and interest on the Bonds when payable in accordance herewith and with the Indenture delivered to the Paying Agent pursuant to the Indenture and this Agreement and then in effect. More than one Credit Facility may be in effect from time to time.

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     "Debt Service Fund" means the special trust fund so designated, established pursuant to Section 5.1 of the Indenture.

     "DTC" or "The Depository Trust Company" shall mean the limited-purpose trust company organized under the laws of the State of New York which shall act as securities depository for the Bonds, and any successor thereto.

     "Determination of Taxability" means with respect to the Bonds (1) a ruling by the Internal Revenue Service, (2) the receipt by the owner of any of the Bonds from the Internal Revenue Service of a notice of assessment and demand for payment and (provided the Borrower has been afforded the opportunity to participate at its own expense in all appeals and proceedings to which such owner of the Bonds is a party relating to such assessment and demand for payment) the expiration of the appeal period provided therein if no appeal is taken or, if an appeal is taken by such owner as provided in Section 6.3 of this Agreement within the applicable appeal period which has the effect of staying the demand for payment, a final unappealable decision by a court of competent jurisdiction, or (3) the admission in writing by the Borrower, in any case to the effect that the interest on any Bonds is includable in the gross income for federal income tax purposes (other than for purposes of any alternative minimum tax, environmental tax or foreign branch profits tax) of an owner or former owner thereof, other than for a period during which such owner or former owner is or was a "Substantial User" of the Project financed by such Bonds or a "Related Person" as such terms are defined in the Code.
For purposes of this definition, the term owner means the Beneficial Owner of the Bonds so long as the Book-Entry System is in effect.

     "DPUC" means the State Department of Public Utilities Control.

     "Disclosure Agreement" means the agreement by, between and among the Borrower, Smith Barney Inc. and Advest, Inc., dated the date of the initial delivery of the Bonds, providing for the provision of certain information subsequent to the issuance of the Bonds.

     "Event of Default" means an Event of Default as defined in subsection 7.1 hereof.

     "Financing Documents" (1) when used with respect to the Borrower, means all documents and agreements executed and delivered by the Borrower as security for or in connection

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with the issuance of the Bonds, including this Agreement, the Tax Regulatory
Agreement, the Note, the Disclosure Agreement, the General Certificate of the Borrower and all other documents and agreements executed and delivered by the Borrower in connection with any of the foregoing, but shall not include the Mortgage and (2) when used with respect to the Authority, means any of the foregoing documents and agreements to which the Authority is a direct party. The Financing Documents do not include any documents or agreements to which the Borrower is not a direct party, including the Bonds or the Indenture.

     "Hemlocks Project" means the acquisition, installation and construction of a water treatment facility at the Hemlocks Reservoir, to be located at 4975 Black Rock Turnpike, in the Town of Fairfield, Connecticut.

     "Indenture" means the Indenture of Trust, of even date herewith, by and between the Authority and the Trustee, together with all indentures supplemental thereto made and entered into in accordance therewith.

     "Interest Payment Date" shall mean each date on which interest is payable on the Bonds as provided in the forms of the Bonds.

     "Letter of Credit" means the $30,443,836 irrevocable, direct pay letter of credit dated the date of the initial delivery of the Bonds and issued by Societe Generale, acting by and through its New York Branch, for the benefit of the Paying Agent.

     "Litchfield Projects" means the acquisition, installation and construction of two water treatment facilities in Litchfield County, one to be located at Lakeville Reservoirs, 82 Reservoir Road, in the Town of Salisbury, Connecticut and the other to be located at Lake Wangum Reservoir, Canaan Mountain Road, in the Town of Canaan, Connecticut.

     "Mortgage" means the Mortgage Trust Indenture dated as of June 1, 1924 as has heretofore been and may be supplemented from time to time between the Bridgeport Hydraulic Company and The Bridgeport Trust
Company, as trustee therefor.

     "Mortgage Trustee" means The Chase Manhattan Bank of Connecticut, N.A., as successor trustee to The Bridgeport Trust Company.

     "Moody's" means Moody's Investors Services, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and their assigns, and if such

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corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Authority, at the direction of the Borrower, by notice to the Trustee and the Borrower.

     "Net Proceeds" when used with respect to any insurance or condemnation award, means the gross proceeds from such award less all expenses (including attorney's fees and expenses and any extraordinary expenses) incurred by the Trustee in the collection thereof.

     "Note" means the promissory note of the Borrower to the Authority, dated the date of initial delivery of the Bonds in the form attached as an Appendix to this Agreement, and any amendments or supplements made in conformity with this Agreement and the Indenture.

     "Outstanding", when used with reference to a Bond or Bonds, as of any particular date, means all Bonds which have been authenticated and delivered under the Indenture, except:

          (1) any Bonds cancelled by the Trustee because of payment or redemption prior to maturity or surrendered to the Trustee for cancellation;

          (2) any Bond (or portion of a Bond) paid or redeemed or for the payment or redemption of which there has been separately set aside and held in the Debt Service Fund either:

               (a) monies in an amount sufficient to effect payment of the principal or applicable Redemption Price thereof, together with accrued interest on such Bond to the payment or redemption date, which payment or redemption date shall be specified in irrevocable instructions given to the Trustee to apply such monies to such payment on the date so specified; or

               (b) obligations of the kind described in subsection 12.1(A) of the Indenture in such principal amounts, of such maturities, bearing such interest and otherwise having such terms and qualifications as shall be necessary to provide monies in an amount sufficient to effect payment of the principal or applicable Redemption Price of such Bond, together with accrued interest on such Bond to the payment or redemption date, which payment or redemption date shall be specified in irrevocable instructions given

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          to the Trustee to apply such obligations to such payment on the date so specified; or

               (c)  any combination of (a) and (b) above;

          (3) Bonds deemed tendered for purchase and not delivered to the Paying Agent on the Purchase Date, provided sufficient funds for payment of the Purchase Price are on deposit with the Paying

     Agent;

          (4) Bonds in exchange for or in lieu of which other Bonds shall have been authenticated and delivered under Article III of the Indenture; and

          (5) any Bond deemed to have been paid as provided in subsection 12.1 of the Indenture.

     "Paying Agent" means any paying agent for the Bonds appointed pursuant to Section 9.10 of the Indenture (and may include the Trustee), and its successor or successors and any other corporation which may at any time be substituted in its place in accordance with the Indenture.

     "Permitted Encumbrances" mean, as of any particular date, (i) the lien of the Mortgage, (ii) liens and encumbrances permitted by the Mortgage, (iii) liens for taxes not yet due and payable, (iv) any lien created by this Agreement and the Indenture, (v) utility, access and other easements and rights-of-way, that will not interfere with or impair the value or use of the Project as herein provided, (vi) any mechanic's, laborer's, materialman's, supplier's or vendor's lien or right in respect thereof if payment is not yet due and payable and for which statutory lien rights exist, and (vii) such minor defects, irregularities, easements, and rights-of-way (including agreements with any railroad the purpose of which is to service the railroad siding) as normally exist with respect to property similar in character to the Project and which do not materially impair the value or use of the property affected thereby for the purpose for which it was acquired hereunder.

     "Principal User" means any principal user of the Project within the meaning of Section 144(a)(2)(B) of the Code, including without limitation any person who is a greater-than-10-percent-owner (or if none, the person(s) who holds the largest ownership interest in the Project), lessee or user of more than 10% of the Project measured either by occupiable space or fair rental value under any formal or informal agreement or, under the particular facts and circumstances, anyone who is a principal customer of the Project. The term "principal customer" means any person, who

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purchases output of the Project under a contract if the percentage of output taken or to be taken by such person, multiplied by a fraction the numerator of which is the term of such contract and the denominator of which is the economic life of the Project, exceeds 10%. In the case of a person who purchases output of an electric or thermal energy, gas, water or other similar facility, such person is a principal customer if the total output purchased by such person during any one-year period beginning with the date the facility is placed in service is more than 10 percent of the facility's output during each such period.
Co-owners or co-lessees who are shareholders in a corporation or who are collectively treated as a partnership subject to subchapter K under section 761(a) of the Code are not treated as Principal Users merely by reason of their ownership of corporate or partnership interests.

     "Project" means the Borrower's interest in the Project Realty and other interests in the real property, and in all Project Equipment wherever located and whether now owned or hereafter acquired or financed in whole or in part with the proceeds of the Bonds and any additions and accessions thereto, substitutions therefor and replacements, improvements, extensions and restorations thereof, described in the appendices hereto, including the Hemlocks Project and the Litchfield Projects, as amended from time to time in accordance with this Agreement.

     "Project Costs" mean all costs and expenses of the Project for which the Trustee is permitted to make payment as provided in subsection 5.2(B) of the Indenture.

     "Project Equipment" means all personal property, goods, leasehold improvements, machinery, equipment, furnishings, furniture, fixtures, tools and attachments wherever located and whether now owned or hereafter acquired, acquired in whole or in part with the proceeds of the Bonds, and any additions and accessions thereto, substitutions therefor and replacements thereof, including, without limitation the Project Equipment described in Appendix C hereto, as amended from time to time in accordance herewith.

     "Project Realty" means the realty and other interests in the real property upon which the Project is built, or necessary for access to or operation of the Project, together with all replacements, improvements, extensions, substitutions, restorations and additions thereto which are made pursuant hereto, including without limitation, the Project Realty described in Appendix B, as amended from time to time in accordance herewith.

     "Redemption Price" means, when used with respect to a Bond or a portion thereof, the principal amount of such Bond or portion thereof plus the applicable premium, if any, payable upon redemption thereof pursuant to the Indenture.

     "Reimbursement Agreement" means the Letter of Credit and Reimbursement Agreement, dated as of April 1, 1995, as may be amended or supplemented from time to time, between the Borrower and the Bank, as issuing bank thereunder, and any other agreement between the Borrower and a Bank under which the Borrower is obligated to reimburse the Bank for payments made by the Bank under a Credit Facility.

     "Related Person" means, with respect to any Principal User, a person which is a related person (as defined in Section 144(a)(3) of the Code, and by reference to Sections 267, 707(b) and 1563(a) of the Code, except that 50% is to be substituted for 80% in Section
1563(a)).

     "S&P" means Standard & Poor's Ratings Group, a corporation organized and existing under the laws of the State of New York, its successors and their assigns and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Trustee at the direction of the Borrower.

     "State" means the State of Connecticut.

     "Substantial User" means any substantial user of the Project within the meaning of Section 147(a) of the Code.

     "Supplemental Indenture" means any indenture supplemental to the Indenture or amendatory of the Indenture, adopted by the Authority in accordance with Article X of the Indenture.

     "Tax Incidence Date" means the date as of which interest on the Bonds becomes or became includable in the gross income of the recipient thereof (other than the Borrower or another Substantial User or Related Person) for federal income tax purposes for any cause, as determined by a Determination of Taxability.

     "Tax Regulatory Agreement" means the Tax Regulatory Agreement, dated as of the date of initial issuance and delivery of the Bonds, among the Authority, the Borrower and the Trustee, and any amendments and supplements thereto.

     "Term", when used with reference to this Agreement, means the term of this Agreement determined as provided in Article III hereof.

     "Trustee" means Shawmut Bank Connecticut, National Association, and its successor or successors hereafter appointed in the manner provided in the Indenture.

     Section 1.2.   Interpretation.  In this Agreement:

          (1) The terms "hereby", "hereof", "hereto", "herein", "hereunder" and any similar terms, as used in this Agreement, refer to this Agreement, and the term "hereafter" means after, and the term "heretofore" means before, the date of this Agreement.

          (2) Words of the masculine gender mean and include correlative words of the feminine and neuter genders and words importing the singular number mean and include the plural number and vice versa.

          (3) Words importing persons include firms, associations, partnerships (including limited partnerships), trusts, corporations and other legal entities, including public bodies, as well as natural persons.

          (4)  Any headings preceding the texts of the several
     Articles and Sections of this Agreement, and any table of contents appended to copies hereof, shall be solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

          (5) Nothing contained in this Agreement shall be construed to cause the Borrower to become the agent for the Authority or the Trustee for any purpose whatsoever, nor shall the Authority or the Trustee be responsible for any shortage, discrepancy, damage, loss or destruction of any part of the Project wherever located or for whatever cause.

          (6) All approvals, consents and acceptances required to be given or made by any person or party hereunder shall be at the sole discretion of the party whose approval, consent or acceptance is required.

          (7) All notices to be given hereunder shall be given in writing within a reasonable time unless otherwise specifically provided.

          (8) This Agreement shall be governed by and construed in accordance with the applicable laws of the State.

          (9) If any provision of this Agreement shall be ruled invalid by any court of competent jurisdiction, the invalidity of such provision shall not affect any of the remaining provisions hereof.

          (10) From and after the date upon which there is no Credit Facility in effect, upon receipt by the Trustee of a certificate from the Bank stating that all amounts payable to the Bank under the Reimbursement Agreement have been paid in full, all references to the Bank, the Reimbursement Agreement or the Credit Facility in this Agreement, the Note, the Indenture, and the Bonds shall be ineffective.

                             ARTICLE II

                    REPRESENTATIONS AND WARRANTIES


     Section 2.1.   Representations by the Authority.  The Authority
                    --------------------------------
represents and warrants that:

          (1) It is a body corporate and politic constituting a public instrumentality and political subdivision of the State, duly organized and existing under the laws of the State including the Act. The Authority is authorized to issue the Bonds in accordance with the Act and to use the proceeds thereof to finance the Project.

          (2) The Authority has complied with the provisions of the Act and has full power and authority pursuant to the Act to consummate all transactions contemplated by the Bonds, the Indenture and the Financing Documents.

          (3) By resolution duly adopted by the Authority and still in full force and effect, the Authority has authorized the execution, delivery and due performance of the Bonds, the Indenture and the Financing Documents, and the taking of any and all action as may be required on the part of the Authority to carry out, give effect to and consummate the transactions contemplated by this Agreement and the Indenture, and all approvals necessary in connection with the foregoing have been received.

          (4) The Bonds have been duly authorized, executed, authenticated, issued and delivered, constitute valid and binding special obligations of the Authority payable solely from revenues or other receipts, funds or monies pledged therefor under the Indenture and from any amounts otherwise available under the Indenture, and are entitled to the benefit of the Indenture. Neither the State nor any municipality thereof is obligated to pay the Bonds or the interest thereon. Neither the faith and credit nor the taxing power of the State nor any municipality thereof is pledged for the payment of the principal, and premium, if any, of and interest on the Bonds.

          (5) The execution and delivery of the Bonds, the Indenture and the Financing Documents and compliance with the provisions thereof, will not conflict with or constitute on the part of the Authority a violation of, breach of or default under its by-laws or any statute, indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which the Authority is a party or by which the Authority is bound, or, to the knowledge of the Authority, any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Authority or any of its activities or properties, and all consents, approvals, authorizations and orders of governmental or regulatory authorities which are required for the consummation by the Authority of the transactions contemplated thereby have been obtained.

          (6) Subject to the provisions of this Agreement and the Indenture, the Authority will apply the proceeds of the Bonds to the purposes specified in the Indenture and the Financing
     Documents.

          (7) There is no action, suit, proceeding or investigation at law or in equity before or by any court, public board or body pending or threatened against or affecting the Authority, or to the best knowledge of the Authority, any basis therefor, wherein an unfavorable decision, ruling or finding would adversely affect the transactions contemplated hereby or by the Indenture, or which, in any way, would adversely affect the validity of the Bonds, or the validity of or enforceability of the Indenture or the Financing Documents, or any agreement or instrument to which the Authority is a party and which is used or contemplated for use in consummation of the transactions contemplated hereby and by the Indenture.

          (8) It has not made any commitment or taken any action which will result in a valid claim for any finders or similar fees or commitments in respect of the transactions contemplated by this Agreement.

          (9) The representations of the Authority set forth in the Tax Regulatory Agreement are by this reference incorporated in this Agreement as though fully set forth herein.

     Section 2.2.   Representations by the Borrower.  The Borrower
                    -------------------------------
represents and warrants that:

          (1) The Borrower has been duly incorporated and validly exists as a corporation in good standing under the laws of the State of Connecticut, is not in violation of any provision of its certificate of incorporation or its by-laws, has corporate power to enter into and perform the Financing Documents, and by proper corporate action has duly authorized the execution and delivery of the Financing Documents.

          (2) The Financing Documents constitute valid and legally binding obligations of the Borrower, enforceable in accordance with their respective terms, except to the extent that such enforceability may be limited by bankruptcy or insolvency or other laws affecting creditors' rights generally or by general principles of equity.

          (3) Neither the execution and delivery of the Financing Documents, the consummation of the transactions contemplated thereby, nor the fulfillment by the Borrower of or compliance by the Borrower with the terms and conditions thereof is prevented or limited by or conflicts with or results in a breach of, or default under the terms, conditions or provisions of any contractual or other restriction of the Borrower, evidence of its indebtedness or agreement or instrument of whatever nature to which the Borrower is now a party or by which it is bound, or constitutes a default under any of the foregoing. No event has occurred and no condition exists which, upon the execution and delivery of any Financing Documents, constitutes an Event of Default hereunder or an event of default thereunder or, but for the lapse of time or the giving of notice, would constitute an Event of Default hereunder or an event of default thereunder.

          (4) There is no action or proceeding pending or, to the knowledge of the Borrower, threatened against the Borrower before any court, administrative agency or arbitration board that may materially and adversely affect the ability of the Borrower to perform its obligations under the Financing Documents and all authorizations, consents and approvals of governmental bodies or agencies required in connection with the execution and delivery of the Financing Documents and in connection with the performance of the Borrower's obligations hereunder or thereunder have been obtained.

          (5) The execution, delivery and performance of the Financing Documents and any other instrument delivered by the Borrower pursuant to the terms hereof or thereof are within the corporate powers of the Borrower and have been duly authorized and approved by the board of directors of the Borrower and are not in contravention of law or of the Borrower's certificate of incorporation or by-laws, as amended to date, or of any undertaking or agreement to which the Borrower is a party or by which it is bound.

          (6) The Borrower represents that it has not made any commitment or taken any action which will result in a valid claim for any finders' or similar fees or commitments in respect of the transactions described in this Agreement other than the fees to various parties to the transactions contemplated hereby which have been heretofore paid or provided.

          (7) The Project is included within the definition of a "project" in the Act, and its estimated cost is equal to or in excess of $30,000,000. The Borrower intends the Project to be and continue to be an authorized project under the Act during the Term of this Agreement.

          (8) All amounts shown in Schedule D of the Tax Regulatory Agreement are eligible costs of a project financed by bonds issued by the Authority under the Act, and may be financed by amounts in the Refunding Fund under the Indenture. None of the proceeds of the Bonds will be used directly or indirectly as working capital or to finance inventory.

          (9) The Project is in compliance with all applicable federal, State and local laws and ordinances (including rules and regulations) relating to zoning, building, safety and environmental quality, the non-compliance with which would materially adversely affect the performance by the Borrower of any of its obligations hereunder.

          (10) The Borrower has obtained, or will obtain, all necessary material approvals from any and all governmental agencies requisite to the Project, and has also obtained all material occupancy permits and authorizations from appropriate authorities authorizing the occupancy and use of the Project for the purposes contemplated hereby. The Borrower further represents and warrants that it will complete the Project in accordance with all material federal, State and local laws, ordinances and regulations applicable thereto.

          (11) The Borrower does not presently intend to lease the Project.

          (12) The Borrower will not take or omit to take any action which action or omission will in any way cause the proceeds of the Bonds to be applied in a manner contrary to that provided in the Indenture and the Financing Documents as in force from time to time.

          (13) The Borrower has not taken and will not take any action and knows of no action that any other person, firm or corporation has taken or intends to take, which would cause interest on the Bonds to be includable in the gross income of the recipients thereof for federal income tax purposes. The representations, certifications and statements of reasonable expectation made by the Borrower in the Tax Regulatory Agreement and relating to Project description, composite issues, bond maturity and average asset economic life, use of Bond proceeds, arbitrage and related matters are hereby incorporated by this reference as though fully set forth herein.

          (14) The Borrower has good and marketable title to the Project subject only to Permitted Encumbrances and to irregularities or defects in title which may exist which do not materially impair the use of such properties in the Borrower's business.

          (15) As of the date of execution hereof, except for the Mortgage, neither the Borrower, nor to its knowledge anyone acting on behalf of the Borrower, has entered into negotiations with any person for the purpose of undertaking any borrowing concurrently with or subsequent to the issuance of the Bonds and to be secured wholly or partially by a lien or encumbrance on the Project or any part thereof, and the Borrower has no present intention of undertaking any such borrowing.

          (16) The Borrower will use all of the proceeds of the Bonds to finance the Project Costs.

                              ARTICLE III

                               THE LOAN


     Section 3.1.   Loan Clauses. (A) Subject to the conditions and in
                    ------------
accordance with the terms of this Agreement, the Authority agrees to make a loan to the Borrower from the proceeds of the Bonds in the amount of $30,000,000 and the Borrower agrees to borrow such amount from the Authority.

          (B) The loan shall be made at the time of delivery of the Bonds and receipt of payment therefor by the Authority against receipt by the Authority of the Note duly executed and delivered to evidence the pecuniary indebtedness of the Borrower hereunder. As and for the loan the Authority shall apply the proceeds of the Bonds as provided in the Indenture on the terms and conditions therein prescribed.

          (C) The Borrower shall make payments in immediately available funds to the Trustee for deposit in the Debt Service Fund no later than 12:00 Noon on the date on which such payment of principal (including principal of Bonds called for redemption) and Purchase Price of, premium, if any, or interest on Bonds shall become due in an amount equal to the payment then coming due on such Bonds less the amounts, if any, (i) then held in the Debt Service Fund and available to pay the same, and (ii) amounts received by the Paying Agent to pay the same from a draw under a Credit Facility. The Borrower may make payments to the Debt Service Fund earlier than required by this section, but such payments shall not affect the accrual of interest. In addition, the Borrower shall pay to the Trustee, as and when the same shall become due, all other amounts due under the Financing Documents, together with interest thereon at the then applicable rate as set forth herein in Section 6.2(G). The Borrower shall have the option to prepay its loan obligation in whole or in part at the times and in the manner provided in Article VIII hereof.

          (D) The payments to be made under Section 3.1(C) shall be appropriately adjusted to reflect the date of issue of Bonds, accrued interest deposited in the Debt Service Fund, if any, and any purchase or redemption of Bonds so that there will be available on each payment date the amount necessary to pay the interest and principal due or coming due on the Bonds and so that accrued interest will be applied to the installments of interest to which it is applicable.

          (E) At any time when any principal of the Bonds is overdue, the Borrower shall also have a continuing obligation to pay to the Trustee for deposit in the Debt Service Fund an amount equal to interest on the overdue principal but the installment payments required under this section shall not otherwise bear interest.
Redemption premiums shall not bear interest.

          (F)  The payment obligations of the Borrower in this Section
3.1 are subject in all respects to the provisions of Sections 3.7 and
3.8 hereof regarding the use of Priority Amounts and the effect of drawings under the Credit Facility.

          (G) In the event the Borrower should fail to make any of the payments required under the foregoing provisions of this Section 3.1, the item or installment so in default shall continue as an obligation of the Borrower until the amount in default shall have been fully paid, and the Borrower agrees to pay or cause to be paid the same with interest thereon at the rate determined in accordance with
Article II of the Indenture until paid in accordance herewith and with the Indenture.

     Section 3.2.   Other Amounts Payable. (A) The Borrower hereby
                    ---------------------
further expressly agrees to pay to the Trustee as and when the same shall become due, (i) an amount equal to the initial and annual fees of the Trustee for the ordinary services of the Trustee rendered and its ordinary expenses incurred under the Indenture, including fees and expenses as Paying Agent and the fees and expenses of Trustee's counsel, including fees and expenses as registrar and in connection with preparation and delivery of new Bonds upon exchanges or transfers, (ii) the reasonable fees and expenses of the Trustee and any Paying Agents on the Bonds for acting as paying agents as provided in the Indenture, including fees and expenses of the Paying Agent as registrar and in connection with the preparation of new Bonds upon exchanges, transfers or redemptions, (iii) the reasonable fees and expenses of the Bank and the Remarketing Agent for the performance of their duties as provided in the Indenture, including the reasonable fees of their counsel and other expenses the Remarketing Agent may incur in providing for accurate offering documents in connection therewith, (iv) the reasonable fees and charges of the Trustee for extraordinary services rendered by it and extraordinary expenses incurred by it under the Indenture, including reasonable counsel fees and expenses, and (v) fees and expenses of Bond Counsel and the Authority for any future action requested of either.

          (B) The Borrower also agrees to pay all amounts payable by it under the Financing Documents at the time and in the manner therein provided.

          (C) The Borrower agrees to pay all Rebate Amounts (and penalties, if any) due to the United States of America pursuant to
Section 148 (f) of the Code.

     Section 3.3.   Manner of Payment.  The payments provided for in
                    -----------------
Section 3.1 hereof shall be made by any reasonable method providing immediately available funds at the time and place of payment directly to the Trustee for the account of the Authority and shall be deposited in the Debt Service Fund. The additional payments provided for in
Section 3.2 shall be made in the same manner directly to the entitled party or to the Trustee for its own use or disbursement to the Paying Agents, as the case may be.

     Section 3.4.   Obligation Unconditional.  The obligations of the
                    ------------------------
Borrower under the Financing Documents shall be absolute and unconditional, irrespective of any defense or any rights of setoff, recoupment or counterclaim it might otherwise have against the Authority or the Trustee. The Borrower will not suspend or discontinue any such payment or terminate this Agreement (other than in the manner provided for hereunder) for any cause, including, without limiting the generality of the foregoing, any acts or circumstances that may constitute failure of consideration, failure of title, or commercial frustration of purpose, or any damage to or destruction of the Project, or the taking by eminent domain of title to or the right of temporary use of all or any part of the Project, or any change in the tax or other laws of the United States, the State or any political subdivision of either thereof, or any failure of the Authority or the Trustee to perform and observe any agreement or covenant, whether expressed or implied, or any duty, liability or obligation arising out of or connected with the Financing Documents.

     Section 3.5.   Security Clauses.  The Authority hereby notifies
                    ----------------
the Borrower and the Borrower acknowledges that, among other things, the Borrower's loan payments and all of the Authority's right, title and interest under the Financing Documents to which it is a party (except its rights under Section 6.2 hereof) are being concurrently with the execution and delivery hereof endorsed, pledged and assigned without recourse by the Authority to the Trustee as security for the Bonds as provided in the Indenture.

     Section 3.6.   Issuance of Bonds.  The Authority has concurrently
                    -----------------
with the execution and delivery hereof sold and delivered the Bonds under and pursuant to a resolution adopted by the Authority on April 19, 1995, authorizing their issuance under and pursuant to the Indenture. The proceeds of sale of the Bonds shall be applied as provided in Articles IV and V of the Indenture.

     Section 3.7.   Use of Priority Amounts.  The Borrower and the
                    -----------------------
Authority acknowledge their intention to minimize the risk that any payment made to a Bondowner from amounts provided by or on behalf of the Borrower may be determined by a bankruptcy court to constitute a preference. To this end the parties agree that payments to Bondowners on Bonds supported by a Credit Facility shall be made only from Priority Amounts, except when and to the extent no Priority Amounts are available for the purpose as provided in Section 5.9(E) of the Indenture.

     Section 3.8.   Effect of Drawings Under Credit Facility.  The
                    ----------------------------------------
payment of obligations of the Borrower under this Agreement and the Note with respect to the Bonds shall be completely satisfied to the extent of all drawings made under the Credit Facility for the purpose of satisfying such obligations.

     Section 3.9.   Effective Date and Term. (A) This Agreement shall
                    -----------------------
become effective upon its execution and delivery by the parties hereto, shall remain in full force from such date and, subject to the provisions hereof (including particularly Articles VII and VIII), shall expire on such date as the Indenture shall be discharged and satisfied in accordance with the provisions of subsection 12.1(A) thereof. The Borrower's obligations under Sections 6.2 and 6.3 hereof, however, shall survive the expiration of this Agreement in accordance with the provisions of such Sections.

          (B) Within 60 days of such expiration the Authority shall deliver to the Borrower any documents and take or cause the Trustee, at the Borrower's expense, to take any such reasonable actions as may be necessary to effect the cancellation, release and satisfaction of the Indenture and the Financing Documents.

     Section 3.10.  Borrower's Purchase of Bonds.  Pursuant to Section
                    ----------------------------
5.9(F) of the Indenture, if the amount drawn on the Credit Facility and deposited with the Paying Agent, together with all other amounts (including remarketing proceeds) received by the Paying Agent for the purchase of Bonds supported by a Credit Facility and tendered pursuant to Sections 2.3(G)(1)(b), 2.3(G)(1)(c), 2.3(G)(2)(b), (c) or (d), or
2.3(G)(3)(b), (c) or (d), of the Indenture, is not sufficient to pay the Purchase Price of such Bonds on the Purchase Date, the Paying
Agent shall before 3:30 P.M. on such Purchase Date, notify the Borrower, the Remarketing Agent and the Trustee of such deficiency by telephone promptly confirmed in writing. The Borrower shall pay to the Paying Agent in immediately available funds by 4:00 P.M. on the Purchase Date an amount equal to the Purchase Price of such Bonds less the amount, if any, available to pay the Purchase Price in accordance with Section 9.18 of the Indenture from the proceeds of the remarketing of such Bonds or from drawings on the Credit Facility, as reported by the Paying Agent. Bonds purchased entirely with moneys furnished by the Borrower shall be Borrower Bonds.

     Section 3.11.  Letter of Credit.  The Borrower has arranged,
                    ----------------
concurrently with the original issuance and authentication of the Bonds, for the delivery to the Paying Agent of the Letter of Credit, having a term expiring three years from the date of issuance, and providing for the Paying Agent to be entitled to draw on or prior to the Termination Date (as defined therein), an amount that is not less than the sum of the aggregate principal amount (or that portion of the purchase price corresponding to principal) of the Outstanding Bonds and up to forty-five (45) days of interest accrued on such Bonds (or that portion of the purchase price corresponding to interest) if such Bonds were issued at the Maximum Interest Rate.

     Section 3.12.  Requirements for Delivery of a Substitute Credit
                    ------------------------------------------------
Facility.  (A) The Borrower may, upon satisfaction of the requirements
--------
set forth in this Section, at its option (except during the period between the giving of notice of mandatory tender for purchase on account of the expiration of the Credit Facility and the Purchase
Date), provide for the delivery to the Paying Agent of a substitute Credit Facility; provided, however, that (1) the Credit Facility being
                 --------  -------
replaced shall in no event be terminated or released until the Borrower has given not less than forty-five (45) days' written notice to the Authority, the Trustee, the Paying Agent and the Remarketing Agent, and further the Paying Agent has received the proceeds of all outstanding drawings on the Credit Facility being replaced, (2) if any Bonds supported by the Credit Facility being replaced are in the Daily Mode or the Weekly Mode, the Paying Agent has given not less than (30) days' written notice of the termination or release of the Credit Facility to owners of such Bonds in the Daily Mode or the Weekly Mode and (3) if any of the Bonds supported by the Credit Facility being replaced are in the Flexible Mode, such Credit Facility shall in no event be terminated or released earlier than on the second Business Day after an Effective Date for all such Bonds or such earlier day on or after such Effective Date on which the full Purchase Price for such Bonds is received by the Paying Agent. Any notice given pursuant to clause (1) or (2) above shall specify the expiration date of the Credit Facility being replaced and the name of the entity providing the substitute Credit Facility and shall advise that the Credit Facility being replaced will terminate on the date stated in such notice.

          (B)  Each substitute Credit Facility must:

               (i) be an irrevocable, unconditional obligation of a financial institution;

               (ii) be on terms no less favorable to the Paying Agent
                    than the Letter of Credit and entitle the Paying Agent to draw upon or demand payment and receive in immediately available funds an amount equal to the sum of the principal amount of the Bonds supported by the Credit Facility, any premium applicable thereto, and forty-five (45) days' accrued interest at the Maximum Interest Rate on the principal amount of Bonds then Outstanding in the Daily Mode, the Weekly Mode or the Flexible Mode; and

              (iii) provide for a term which may not expire in less
                    than 360 days and which may not expire or be terminated prior to the fifth Business Day after the mandatory tender for purchase as provided in
                    Section 2.3(G)(1)(c), 2.3(G)(2)(d) or 2.3(G)(3)(d)
                    of the Indenture. The Borrower shall not enter into any Reimbursement Agreement or agree to any amendment of a Reimbursement Agreement which in any way limits the obligation of the Bank to provide funds under the Credit Facility without the prior written consent of 100% of the principal amount of the Bonds Outstanding and entitled to the benefit thereof.

          (C) No substitute Credit Facility may be delivered to the Trustee for any purpose under this Agreement or the Indenture unless accompanied by the following documents: (i) an opinion of counsel for the issuer of the substitute Credit Facility to the effect that it constitutes a legal, valid and binding obligation of the issuer enforceable in accordance with its terms; (ii) an opinion of Bond Counsel to the effect that the issuance of a substitute Credit Facility will not adversely affect the exclusion of interest on the Bonds from gross income for federal income tax purposes and that such Credit Facility is permitted under the Indenture; (iii) an opinion of counsel to the Borrower satisfactory to the Trustee, stating that the delivery of such substitute Credit Facility is authorized under this Agreement and complies with the terms hereof; (iv) a certificate of the Bank that all amounts due under the Reimbursement Agreement relating to the outstanding Credit Facility have been paid and that the Borrower has fulfilled all its obligations arising out of such agreement; (v) an executed copy of the Reimbursement Agreement entered into with respect to the substitute Credit Facility; (vi) copies of any other documents, agreements or arrangements entered into directly or indirectly between the Borrower and the entity issuing the substitute Credit Facility with respect to the transactions contemplated by the substitute Credit Facility and related Reimbursement Agreement; and (vii) such other documents and opinions as the Trustee or the Authority may reasonably request. Notice of the substitution, replacement, termination or extension of a Credit Facility shall be sent by the Paying Agent to Moody's and S&P and shall include the new expiration date of the Credit Facility and the name of the entity providing the substitute Credit Facility.

          The substitute Credit Facility, related Reimbursement Agreement and other documents, agreements and arrangements entered into and delivered with respect to the delivery of a substitute Credit Facility shall not include any provisions less favorable to the owners of the Bonds than the provisions of the Credit Facility and related Reimbursement Agreement, documents, agreements and arrangements, including provisions regarding the acceleration of the Bonds, any right of setoff of assets of the account party by the entity issuing the substitute Credit Facility, and any direct or indirect pledge of collateral which is not pledged on a priority or parity basis to the owners of the Bonds.

     Section 3.13.  Securities Laws.  In any remarketing of Bonds
                    ---------------
under this Agreement, the Borrower shall at all times comply with applicable federal and state securities laws.

     Section 3.14.  New York Paying Agent.  The Borrower agrees that
                    ---------------------
if at any time it becomes necessary or desirable to have a Paying Agent capable of performing in New York, New York, it shall remove Shawmut Bank Connecticut, National Association as Paying Agent and a successor shall be appointed pursuant to Section 9.11 of the Indenture.

     Section 3.15.  No Additional Bonds.  No Additional Bonds on a
                    -------------------
parity with the Bonds may be issued under the Indenture.

                              ARTICLE IV

                              THE PROJECT


     Section 4.1.   Completion of the Project. (A) The Borrower agrees
                    -------------------------
that it will undertake and complete or cause to be undertaken and completed the Project for the purposes and in the manner intended hereby and by the Borrower's application for assistance to the Authority and in accordance with the plans and specifications therefor which have been prepared by or on behalf of the Borrower and placed on file in the principal office of the Borrower and with the Trustee, and that it will cause such improvements to be made to the Project as are necessary for the operation thereof in the manner herein provided.

          (B) The Borrower may modify, alter and amend the plans and specifications for the Project from time to time and at any time, provided that such modifications, alterations and amendments do not materially impair the operation of the Project as a water treatment facility under the Act and provided that no material modifications, alterations or amendments shall be made unless the Borrower shall have theretofore delivered to the Trustee an opinion of counsel acceptable to the Trustee to the effect that such amendment, modification or alteration and the expenditure of amounts from the Project Fund in connection therewith will not cause interest on the Bonds to be subject to federal income taxation, together with any written representations or certifications of fact made by or on behalf of the Borrower upon which such counsel has relied in rendering such opinion.

          (C) The Borrower affirms that it shall bear all of the costs and expenses in connection with the preparation of the Financing Documents and the Indenture, the preparation and delivery of any legal instruments and documents necessary in connection therewith and their filing and recording, if required, and all taxes and charges payable in connection with any of the foregoing. Such costs and all other costs of the Project shall be paid by the Borrower in the manner and to the extent provided in the Indenture.

          (D) The Borrower hereby agrees that in order to effectuate the purposes of the Financing Documents, it will make, execute, acknowledge and deliver any contracts, orders, receipts, writings and instructions with any other persons, firms, or corporations and in general do all things which may be requisite or proper, all for the purpose of carrying out and completing the Project. The Borrower will use its best efforts to complete the Project with all reasonable dispatch. If for any reason the completion of such work does not occur within this period, there shall be no liability on the part of the Authority and no diminution in or postponement of the payments required in Section 3.1 hereof to be paid by the Borrower.

          (E) The Borrower has obtained or shall obtain all necessary approvals from any and all governmental agencies requisite to the undertaking and completion of the Project and in compliance with all federal, State and local laws, ordinances and regulations applicable thereto. Upon completion of the Project, the Borrower shall obtain all required permits and authorizations from appropriate authorities, if any be required, authorizing the operation and uses of the Project for the purposes contemplated hereby, where failure to obtain such approvals, permits and authorizations would have a material adverse effect on the transactions contemplated hereby.

          (F) The Borrower covenants that it will take such action and institute such proceedings as shall be necessary to cause and require all contractors and material suppliers to complete their contracts diligently in accordance with the terms of the contracts, including, without limitation, the correcting of any defective work.

          (G) Upon the occurrence of a default by any contractor or subcontractor or supplier under any contract made by it in connection with the Project, the Borrower will promptly proceed, to the extent it deems appropriate in the circumstances, either separately or in conjunction with others, to exhaust the remedies of the Borrower against each surety for the performance of such contract.

          (H) The Borrower will have good and marketable title in fee simple to the Project Realty, subject only to Permitted Encumbrances, sufficient for the purposes of this Agreement.

     Section 4.2    Payment of Additional Project Costs by Borrower.
                    -----------------------------------------------
In the event that moneys in the Project Fund are not sufficient to pay Project Costs in full, the Borrower shall nonetheless complete the Project and shall pay that portion of the Project Costs as may be in excess of the moneys available therefor in the Project Fund and shall not be entitled to any reimbursement therefor from the Authority or from the Trustee or from the holders of any of the Bonds, nor shall it be entitled to any diminution of the amounts payable under the Financing Documents.

     Section 4.3.   No Warranty Regarding Condition, Suitability or
                    -----------------------------------------------
Cost of Project.  Neither the Authority, nor the Trustee, nor any
---------------
Bondholder makes any warranty, either expressed or implied, as to the Project or its condition or that it will be suitable for the Borrower's purposes or needs, or that the insurance required hereunder will be adequate to protect the Borrower's business or interest, or that the proceeds of the Bonds will be sufficient to complete the Project.

     Section 4.4.   Taxes.  (A) The Borrower will pay when due all
                    -----
material (1) taxes, assessments, water rates and sewer use or rental charges, (2) payments in lieu thereof which may be required by law, and (3) governmental charges and impositions of any kind whatsoever which may now or hereafter be lawfully assessed or levied upon the Project or any part thereof, or upon the rents, issues, or profits thereof, whether directly or indirectly. With respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Borrower shall be obligated to pay only such installments as are required to be paid during the Term.

          (B) The Borrower may, at its expense and in its own name, in good faith contest any such taxes, assessments and other charges and payments in lieu of taxes including assessments and, in the event of such contest, may permit the taxes, assessments or other charges or payments in lieu of taxes, including assessments so contested to remain unpaid, provided either (i) prior written notice thereof has been given to the Trustee and reserves to the extent required by the Reimbursement Agreement are maintained during the period of such contest and any appeal therefrom, or (2) such contest is conducted in full compliance with Connecticut General Statutes Section 12-53a(d) unless, in either case, by nonpayment of such taxes, assessments or other charges or payments, the Project or any part thereof will be subject to loss or forfeiture, and as a result thereof a lien or charge will be placed upon any payment pursuant to this Agreement or the value or operation of the Project will be materially impaired, in which event such taxes, assessments or other charges or payments shall be paid forthwith. Nothing herein shall preclude the Borrower, at its expense and in its own name and behalf, from applying for any tax exemption allowed by the federal government, the State or any political or taxing subdivision thereof under any existing or future provision of law which grants or may grant such tax exemption.

     Section 4.5.   Insurance.  (A) The Borrower shall insure the
                    ---------
Project against loss or damage by fire, flood, lightning, windstorm, vandalism and malicious mischief and other hazards, casualties, contingencies and extended coverage risks in such amounts and in such manner as is required by the Mortgage while the Mortgage is in effect and thereafter as is customary with companies in the same or similar business, and shall pay when due the premiums thereon. In the event of loss or damage to the Project Realty or Project Equipment the Net Proceeds of any insurance provided under this subsection shall be deposited with the Mortgage Trustee as required by the Mortgage while the Mortgage is in effect and thereafter shall be applied to the manner set forth in Article V hereof. Any excess proceeds of insurance remaining after application as required by this Section shall be paid to the Borrower, but only if the Borrower is not in default under this Agreement. At least ten days prior to the expiration of any policy required under this Section the Borrower shall furnish evidence satisfactory to the Authority and the Trustee that such policy has been renewed or replaced.

          (B) The Borrower further agrees that it will at all times carry public liability insurance with respect to the Project to the extent required by the Mortgage while the Mortgage is in effect, and, thereafter, in a minimum amount of $5,000,000 with provisions for a deductible amount not in excess of five percent of the amount of coverage thereunder.

          (C) As an alternative to the hazard insurance and public liability insurance requirements of subsections (A) or (B) above the Borrower may self-insure against hazard or public liability risks if
(1) self-insurance is the Borrower's customary method of insurance against such risks in similar circumstances, and (2) the Borrower maintains self-insurance reserves adequate and available to meet such risks, subject to the terms of the Mortgage while the Mortgage is in effect. Amounts available under any such self-insurance arrangement upon the occurrence of an insured event shall be applied in the same manner as the Net Proceeds of any insurance maintained pursuant to such subsections would have been applied.

          (D) The insurance coverage required by this Section may be effected under overall blanket or excess coverage policies of the Borrower or any affiliate and may be carried with any insurer other than an unauthorized insurer under the Connecticut Unauthorized Insurers Act. The Borrower shall furnish evidence satisfactory to the Authority or the Trustee, promptly upon the request of either, that the required insurance coverage is valid and in force.

     Section 4.6.   Compliance with Law.  The Borrower will observe
                    -------------------
and comply with all material laws, regulations, ordinances, rules, and orders (including without limitation those relating to zoning, land use, environmental protection, air, water and land pollution, wetlands, health, equal opportunity, minimum wages, worker's compensation and employment practices) of any federal, state, municipal or other governmental authority relating to the Project except during any period during which the Borrower at its expense and in its name shall be in good faith contesting its obligation to comply therewith.

     Section 4.7.   Maintenance and Repair.  At its own expense, the
                    ----------------------
Borrower will keep and maintain or cause the Project to be kept and maintained in accordance with sound utility operating practice and in good condition, working order and repair, will not commit or suffer any waste thereon, and will make all material repairs and replacements thereto which may be required in connection therewith. Nothing in this Section 4.7 shall (1) apply to any portion of the Project beyond its useful or economic life or (2) apply to the use and disposition by the Borrower of any part of the Project in the ordinary course of its business.

     Section 4.8.   Disposition of Project by Borrower.  (A) The
                    ----------------------------------
Borrower shall not sell, assign, encumber (other than Permitted Encumbrances), convey or otherwise dispose of its interest in the Project or any part thereof during the Term without the prior written consent of the Authority, except as permitted hereby or by the Mortgage while the Mortgage is in effect.

          (B) The Borrower may, however, grant such rights of way or easements over, across, or under, the Project Realty as shall be necessary or convenient for the operation or use of the Project Realty, including but not limited to easements or rights-of-way for utility, roadway, railroad or similar purposes in connection with the Project Realty, or for the use of the real property adjacent to or near the Project and owned by or leased to the Borrower, but only if such rights-of-way or easements shall not materially or adversely affect the value and operation of the Project.

          (C) In the event the Authority consents to any disposition of the Borrower's interest in the Project, the proceeds of the disposition shall be deposited with the Mortgage Trustee while the Mortgage is in effect and thereafter in the Redemption Account of the Debt Service Fund for the redemption of the Bonds used to finance the portion of the Project then being disposed of under the Indenture. No conveyance or release effected under the provisions of this

Section shall entitle the Borrower to any abatement or diminution of the amounts payable hereunder or under the Note, or relieve the Borrower of the obligation to perform all of its covenants and agreements under the Financing Documents.

     Section 4.9.   Leasing of the Project Realty and the Project
                    ---------------------------------------------
Equipment.  The Borrower may not lease the Project Realty or the
---------
Project Equipment to any person during the Term of this Agreement without the prior written consent of the Authority, except as may be permitted by the Mortgage while the Mortgage is in effect. No lease shall relieve the Borrower from primary liability for any of its obligations hereunder, and in the event of any such lease the Borrower shall continue to remain primarily liable for payment of the applicable amounts specified in Article III hereof and for performance and observance of the other agreements on its part herein provided to be performed and observed by it to the same extent as though no lease had been made.

     Section 4.10.  Project Equipment.  (A)  The Borrower shall have
                    -----------------
the right to install, operate, use, remove and dispose of the Project Equipment in the normal and ordinary course of its business operations, and shall not be required to replace any item of Project Equipment which is discarded or sold for scrap. The Borrower shall not, however, either in one transaction or a series of transactions sell, convey, transfer, remove or otherwise dispose of more than 20% by value of the Project Equipment without prior notice to and the consent of the Authority, unless such Project Equipment is replaced by property of similar value and utility, provided that such dispositions may be made as permitted by the Mortgage while the Mortgage is in effect.

               (B) The Borrower shall maintain with the Trustee separate and reasonably detailed descriptions of each item of property constituting the Project Equipment. Without limiting the foregoing, the Project Equipment list appended hereto at the date of execution and delivery of this Agreement shall be modified to the extent required by this Section in connection with any disbursement for Project Equipment from the Project Fund and any replacement of material items of Project Equipment under this Section or under
Section 5.2 hereof.

                               ARTICLE V

                             CONDEMNATION
                        DAMAGE AND DESTRUCTION


     Section 5.1.   No Abatement of Payments Hereunder.  If the
                    ----------------------------------
Project shall be damaged or either partially or totally destroyed, or if title to or the temporary use of the whole or any part thereof shall be taken or condemned by a competent authority for any public use or purpose, there shall be no abatement or reduction in the amounts payable by the Borrower hereunder and the Borrower shall continue to be obligated to make such payments. In any such case the Borrower shall promptly give written notice thereof to the Authority and the Trustee.

     Section 5.2.   Project Disposition Upon Condemnation, Damage or
                    -------------------------------------------------
Destruction.  In the event of any such condemnation, damage or
-----------
destruction the Borrower shall:

          (1) At its own cost, repair, restore or reconstruct the Project to substantially its condition immediately prior to such event or to a condition of at least equivalent value, regardless of whether or not the proceeds of any and all policies of insurance covering such damage or destruction, or the amount of the award or compensation or damages recovered on account of such taking or condemnation, shall be available or sufficient to pay the cost thereof; comply with the applicable provisions of the Mortgage concerning the repair, reconstruction or restoration of the Project or give notice to the Authority of its decision not to so comply; and/or

          (2) At its own cost, replace or relocate the Project at its site in such fashion as to render the replacement or relocated structures, improvements and items, machinery, equipment or other property of equivalent value to the Project immediately prior to such event; or

          (3) If and as permitted by Section 8.1 hereof, exercise its option to prepay its loan obligation in full.

     Section 5.3.   Application of Net Proceeds of Insurance or
                    -------------------------------------------
Condemnation.  The Net Proceeds from any insurance or condemnation
------------
award with respect to the Project shall be deposited with the Mortgage Trustee while the Mortgage is in effect and thereafter shall be deposited either (1) in the

Renewal Fund and applied to pay for the cost of making such repairs, restorations, reconstructions, replacements or relocations, or to reimburse the Borrower, the Authority or the Trustee for payment therefor from time to time as provided in the Indenture or (2) if prepayment of the loan is then permitted and the Borrower exercises its option to prepay the loan, in the Debt Service Fund and applied to the payment of the Note and redemption of the Bonds.

          (B) Notwithstanding the provisions of subsection (A) of this Section, any insurance or condemnation proceeds attributable to improvements, machinery, equipment and other property installed in or about the Project Realty and the Project Equipment, but which do not constitute a portion of the Project Realty and the Project Equipment, shall be paid directly to the Borrower. The Trustee and the Authority agree to execute such documents as may be reasonably necessary to accomplish the purposes of this subsection.

          (C) The Borrower, the Authority and the Trustee shall cooperate and consult with each other in all matters pertaining to the settlement or adjustment of any and all claims and demands for damages on account of any taking or condemnation of the Project Realty or the Project Equipment or pertaining to the settlement, compromising or arbitration of any claim on account of any damage or destruction thereof.

                              ARTICLE VI

                               COVENANTS


     Section 6.1.   The Borrower to Maintain its Corporate Existence;
                    -------------------------------------------------
Conditions under which Exceptions Permitted.  (A) The Borrower
-------------------------------------------
covenants and agrees that, during the Term of this Agreement it will maintain its corporate existence, will continue to be a corporation either organized under the laws of or duly qualified to do business as a foreign corporation in the State and in all jurisdictions necessary in the operation of its business, will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another corporation or permit one or more other corporations to consolidate with or merge into it, except as permitted by the Mortgage while the Mortgage is in effect.

          (B) The Borrower may, however, without violating the agreements contained in this Section, consolidate with or merge into another corporation or permit one or more other corporations to consolidate with or merge into it, or sell or otherwise transfer to another corporation all or substantially all of its assets as an entity and thereafter liquidate or dissolve, if (a) the Borrower is the surviving, resulting or transferee corporation, as the case may be, or (b) in the event the Borrower is not the surviving, resulting or transferee corporation, as the case may be, such corporation (i) is a solvent corporation either organized under the laws of or duly qualified to do business as a foreign corporation subject to service of process in the State and (ii) assumes in writing all of the obligations of the Borrower herein, and under the Note.

     Section 6.2.   Indemnification, Payment of Expenses, and
                    -----------------------------------------
Advances.  (A) The Borrower agrees to protect, defend and hold
--------
harmless the Authority, the State, agencies of the State and their members, servants, agents, directors, officers and employees (the "Authority Indemnified Parties"), and the Paying Agent, the Trustee and their officers, directors and employees (the "Indemnified
Parties") from any claim, demand, suit, action or other proceeding and any liabilities, costs, and expenses whatsoever by any person or entity whatsoever, arising or purportedly arising from or in connection with the Financing Documents, the Indenture, the Bonds, or the transactions contemplated thereby or actions taken thereunder by any person (including without limitation the filing of any information, form or statement with the Internal Revenue Service), except for any wilful and material misrepresentation, wilful misconduct or gross negligence on the part of the Authority
Indemnified Parties or the Indemnified Parties and except for any bad faith on the part of any Indemnified Party other than an Authority Indemnified Party.

     The Borrower agrees to indemnify and hold harmless any Indemnified Party against any and all claims, demands, suits, actions or other proceedings and all liabilities, costs and expenses whatsoever caused by any untrue statement or misleading statement or alleged untrue statement or alleged misleading statement of a material fact contained in the written information provided by the Borrower in connection with the issuance of the Bonds or incorporated by reference therein or caused by any omission or alleged omission from such information of any material fact required to be stated therein or necessary in order to make the statements made therein in the light of the circumstances under which they were made, not misleading.

          (B) The Authority and the Trustee shall not be liable for any damage or injury to the persons or property of the Borrower or its members, directors, officers, agents, servants or employees, or any other person who may be about the Project due to any act or omission of any person other than the Authority or the Trustee or their respective members, directors, officers, agents, servants and employees.

          (C) The Borrower releases each Indemnified Party from, agrees that no Indemnified Party shall be liable for, and agrees to hold each Indemnified Party harmless against, any attorney fees and expenses, expenses or damages incurred because of any investigation, review or lawsuit commenced by the Trustee or the Authority in good faith with respect to the Financing Documents, the Indenture, the Bonds and the Project Realty and the Project Equipment, and the Authority or the Trustee shall promptly give written notice to the Borrower with respect thereto.

          (D) All covenants, stipulations, promises, agreements and obligations of the Authority and the Trustee contained herein shall be deemed to be the covenants, stipulations, promises, agreements and obligations of the Authority and the Trustee and not of any member, director, officer or employee of the Authority or the Trustee in its individual capacity, and no recourse shall be had for the payment of the Bonds or for any claim based thereon or hereunder against any member, director, officer or employee of the Authority or the Trustee or any natural person executing the Bonds.

          (E) In case any action shall be brought against one or more of the Indemnified Parties based upon any of the above and in respect of which indemnity may be sought against the Borrower, such Indemnified Party shall promptly notify the Borrower in writing, enclosing a copy of all papers served, but the omission so to notify the Borrower of any such action shall not relieve it of any liability which it may have to any Indemnified Party otherwise than under this
Section 6.2. In case any such action shall be brought against any Indemnified Party and it shall notify the Borrower of the commencement thereof, the Borrower shall be entitled to participate in and, to the extent that it shall wish, to assume the defense thereof with counsel satisfactory to such Indemnified Party, and after notice from the Borrower to such Indemnified Party of the Borrower's election so to assume the defense thereof, the Borrower shall not be liable to such Indemnified Party for any subsequent legal or other expenses attributable to such defense, except as set forth below, other than reasonable costs of investigation subsequently incurred by such Indemnified Party in connection with the defense thereof. The Indemnified Party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the employment of counsel by such Indemnified Party has been authorized by the Borrower;
(ii) the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Borrower and the Indemnified Party in the conduct of the defense of such action (in which case the Borrower shall not have the right to direct the defense of such action on behalf of the Indemnified Party); or (iii) the Borrower shall not in fact have employed counsel reasonably satisfactory to the Indemnified Party to assume defense of such action; provided, however, that Borrower shall not be responsible for the fees and expenses of more than one such law firm unless an Indemnified Party shall have reasonably concluded that there may be a conflict of interest between such Indemnified Party and any other Indemnified Party requiring the use of separate counsel, or Borrower has not employed counsel which is satisfactory to each Indemnified Party. The Borrower shall not be liable for any settlement of any action or claim effected without its consent.

          (F) The Borrower also agrees to pay all reasonable or necessary out-of-pocket expenses of the Authority in connection with the issuance of the Bonds, the administration of the Financing
Documents and the enforcement of its  rights thereunder.

          (G) In the event the Borrower fails to pay any amount or perform any act under the Financing Documents, the Trustee or the Authority may pay the amount or perform the act, in which event the costs, disbursements, expenses and reasonable counsel fees and expenses thereof, together with interest thereon from the date the expense is paid or incurred at the prime interest rate generally prevailing among banks in the State on the date of the advance plus 1% shall be an additional obligation hereunder payable upon demand by the Authority or the Trustee.

          (H) Any obligation of the Borrower to the Authority under this Section shall be separate from and independent of the other obligations of the Borrower hereunder, and may be enforced directly by the Authority against the Borrower irrespective of any action taken by or on behalf of the owners of the Bonds.

          (I) The obligations of the Borrower under this section, notwithstanding any other provisions contained in the Financing Documents, shall survive the termination of this Agreement and shall be recourse to the Borrower, and for the enforcement thereof any Indemnified Party shall have recourse to the general credit of the Borrower.

     Section 6.3.   Incorporation of Tax Regulatory Agreement;
                    ------------------------------------------
Payments Upon Taxability.  (A) For purpose of this Section, the term
------------------------
owner means the Beneficial Owner of the Bonds so long as the Book-Entry System is in effect.

          (B) The representations, warranties, covenants and statements of expectation of the Borrower set forth in the Tax
Regulatory Agreement are by this reference incorporated in this Agreement as though fully set forth herein.

          (C) If any owner of the Bonds receives from the Internal Revenue Service a notice of assessment and demand for payment with respect to interest on any Bond (except a notice and demand based upon the assertion that the owner of the Bonds is a Substantial User or Related Person), an appeal may be taken by the owner of the Bonds at the option of the Borrower. Without limiting the generality of the foregoing, the Borrower shall have the right to direct the Trustee to direct the owner of the Bonds to take such appeal or not to take such appeal. In that case all expenses of the appeal including reasonable counsel fees and expenses shall be paid by the Borrower, and the owner of the Bonds and the Borrower shall cooperate and consult with each other in all matters pertaining to any such appeal, except that no owner of the Bonds shall be required to disclose or furnish any non-publicly disclosed information, including, without limitation, financial information and tax returns.

          (D) Not later than 180 days following a Determination of Taxability, the Borrower shall pay to the Trustee an amount sufficient, when added to the amount then in the Debt Service Fund and available for such purpose, to retire and redeem all Bonds then
Outstanding, in accordance with Section 2.4 of the Indenture.

          (E) The obligation of the Borrower to make the payments provided for in this Section shall be absolute and unconditional, and the failure of the Authority or the Trustee to execute or deliver or cause to be executed or delivered any documents or to take any action required under this Agreement or otherwise shall not relieve the Borrower of its obligation under this Section. Notwithstanding any other provision of this Agreement or the Indenture, the Borrower's obligations under this Section shall survive the termination of this Agreement and the Indenture.

          (F) The Borrower's payment obligations under this Section are further subject in all respects to the provisions of Section 3.7 and 3.8 hereof regarding the use of Priority Amounts and the effect of drawings under the Letter of Credit.

          (G) The occurrence of a Determination of Taxability shall not be an Event of Default hereunder but shall require only the performance of the obligations of the Borrower stated in this Section, the breach of which shall constitute an Event of Default as provided in Section 7.1 hereof.

          (H) At any time after the issuance of the Bonds, the Authority shall, upon (1) the release of a published Revenue Ruling by the Internal Revenue Service and the receipt by the Authority of an opinion of Bond Counsel to the effect that such ruling may adversely affect the exclusion of interest on the Bonds from gross income for federal income tax purposes, and (2) receipt from the Borrower, within 30 days after the Authority has mailed copies of such ruling and such opinion to the Borrower, of a written request to proceed in accordance with this Section, proceed to apply for and use its best efforts to obtain a ruling from the Internal Revenue Service, pursuant to Revenue Procedure 88-33 or any other procedures subsequently established by the Internal Revenue Service, as to the qualification or continued qualification of interest on the Bonds for exclusion from gross income for federal income tax purposes. The Authority and the Borrower shall cooperate and consult with each other in all matters pertaining to such ruling request. All expenses of the Authority in connection with such application including reasonable counsel fees shall be paid by the Borrower.

     Section 6.4.   Further Assurances and Corrective Instruments.
                    ---------------------------------------------
The Authority and the Borrower agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as may reasonably be required for correcting any inadequate or incorrect description of the Project Realty or Project Equipment or for carrying out the intention of or facilitating the performance of this Agreement.

     Section 6.5.   Covenant by Borrower as to Compliance with
                    ------------------------------------------
Indenture.  The Borrower covenants and agrees that it will comply with
---------
the provisions of the Indenture with respect to the Borrower and that the Trustee and the Bondholders shall have the power and authority provided in the Indenture. The Borrower further agrees to aid in the furnishing to the Authority or the Trustee of opinions that may be required under the Indenture. The Borrower covenants and agrees that the Trustee shall be entitled to and shall have all the rights, including the right to enforce against the Borrower the provisions of the Financing Documents, pertaining to the Trustee notwithstanding the fact that the Trustee is not a party to the Financing Documents.

     Section 6.6.   Assignment of Agreement or Note.  (A) The Borrower
                    -------------------------------
may not assign its rights, interests or obligations hereunder or under the Note except as may be permitted pursuant to Section 6.1(B) hereof.

          (B) The Authority agrees that it will not assign or transfer any of the Financing Documents or the revenues and other receipts, funds and monies to be received thereunder during the Term except to the Trustee as provided in this Agreement and the Indenture.

     Section 6.7.   Inspection.  The Authority, the Trustee and their
                    ----------
duly authorized agents shall have (1) the right at all reasonable times to enter upon and to examine and inspect the Project and (2) such rights of access thereto as may be reasonably necessary for the proper maintenance and repair thereof in the event of failure by the Borrower to perform its obligations under this Agreement, subject, in each case, to all applicable laws, rules, regulations, orders and guidelines. The Authority and the Trustee shall also be permitted, at all reasonable times, to examine the books and records of the Borrower with respect to the Project.

     Section 6.8.   Default Notification.  Within seven (7) days after
                    ---------------------
becoming aware of any condition or event which constitutes, or with the giving of notice or the passage of time would constitute, an Event of Default or an "Event of Default" under Section 8.1 of the Indenture, the Borrower shall deliver to the Authority, the Bank, if any, the Remarketing Agent, the Paying Agent and the Trustee a notice stating the existence and nature thereof and specifying the corrective steps, if any, the Borrower is taking with respect thereto.

     Section 6.9.   Covenant Against Discrimination.  (A) The Borrower
                    -------------------------------
in the performance of this Agreement will not discriminate or permit discrimination against any person or group of persons on the grounds of race, color, religion, national origin, age, sex, sexual orientation, marital status, physical or learning disability, political beliefs, mental retardation or history of mental disorder in any manner prohibited by the laws of the United States or of the State.

          (B) The Borrower will comply with the provisions of the resolution adopted by the Authority on June 14, 1977, as amended, and the policy of the Authority implemented pursuant thereto concerning the promotion of equal employment opportunity through affirmative action plans. The resolution requires that all borrowers receiving financial assistance from the Authority adopt and implement an affirmative action plan prior to the closing of the loan. The plan shall be updated annually as long as the Bonds remain Outstanding.

     Section 6.10.  Authority Costs and Expenses.  The Authority
                    ----------------------------
agrees that it shall in all instances act in good faith in incurring costs, expenses and legal fees in connection with the transactions contemplated by this Agreement and the Indenture.

     Section 6.11.  Covenant to Provide Continuing Disclosure.  During
                    -----------------------------------------
any and all times that the Bonds remain outstanding, the Borrower hereby undertakes to furnish to the Trustee and the Authority, within ninety (90) days after the close of each fiscal year, audited annual financial statements of the Borrower and of its subsidiaries, consisting of:

     (i) balance sheet as of the close of the Borrower's last fiscal year;

     (ii) statements of income for each of the last two fiscal years preceding the date of the balance sheet being filed;

     (iii) statements of changes in equity accounts for the periods covered by the income statements being filed; and

     (iv) statements of cash flows for the periods covered by the income statements being filed;

and on an ongoing and timely basis, any other data, reports, statements and other information of material events, necessary to comply with Rule 15c2-12(b)(5) of the United States Securities and Exchange Commission, as amended (the "Rule"). The financial information to be provided by the Borrower pursuant to this Section
6.11 shall be prepared in accordance with generally accepted accounting principles, or in accordance with the method of accounting required by the DPUC, in either case, consistently applied, as the same generally apply to regulated water utility companies located in the State. The Borrower acknowledges and agrees that such information is to be forwarded to any Bondholder by the Trustee upon written request therefor and shall be disseminated as required by the Rule.

     Section 6.12.   Covenant Against Issuing Additional Debt Secured
                     -------------------------------------------------
By The Mortgage.  The Borrower will not issue any additional debt
---------------
secured by the Mortgage unless the Bonds are equally and ratably secured by the Mortgage.

                              ARTICLE VII

                    EVENTS OF DEFAULT AND REMEDIES

     Section 7.1.   Events of Default.  Any one or more of the
                    -----------------
following shall constitute an "Event of Default" hereunder:

          (1) Any material representation or warranty made by the Borrower in the Financing Documents or any certificate, statement, data or information furnished in writing to the Authority or the Trustee by the Borrower in connection with the closing of the initial issue of the Bonds or included by the Borrower in its application to the Authority for assistance proves at any time to have been incorrect when made in any material respect.

          (2) Failure by the Borrower to pay any amount that has become due and payable with respect to the Bonds or any other amount due and payable pursuant to the Financing Documents and the continuance of such failure for more than five Business Days.

          (3) Failure by the Borrower to comply with the default notification provisions of Section 6.8 hereof.

          (4) The occurrence of an "Event of Default" under Section 8.1(A) of the Indenture (other than an occurrence under Section 8.1(A)(2)(a)).

          (5) Failure by the Borrower to observe or perform any covenant, condition or agreement hereunder or under the Financing Documents (except those referred to above) and (a) continuance of such failure for a period of sixty days after receipt by the Borrower of written notice specifying the nature of such failure or (b) if by reason of the nature of such failure the same cannot be remedied within the sixty day period, the Borrower fails to proceed with reasonable diligence after receipt of the notice to cure the failure.

          (6) The Borrower shall (a) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian or the like of itself or of its property, (b) admit in writing its inability to pay its debts generally as they become due, (c) make a general assignment for the benefit of creditors, (d) be adjudicated a bankrupt or insolvent, or (e) commence a voluntary case under the Federal bankruptcy laws of the United States of America or file a voluntary petition or answer seeking reorganization, an arrangement with creditors or an order for relief or seeking to take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding; or corporate action shall be taken by it for the purpose of effecting any of the foregoing; or if without the application, approval or consent of the Borrower, a proceeding shall be instituted in any court of competent jurisdiction, seeking in respect of the Borrower an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, liquidator or custodian or the like of the Borrower or of all or any substantial part of its assets, or other like relief in respect thereof under any bankruptcy or insolvency law, and, if such proceeding is being contested by the Borrower in good faith, the same shall continue undismissed, or pending and unstayed, for any period of 90 consecutive days.

     Section 7.2.   Remedies on Default.  (A) Whenever any Event of
                    -------------------
Default shall have occurred, the Trustee, or the Authority where so provided herein, may take any one or more of the following actions:

          (1) The Trustee, as and to the extent provided in Article VIII of the Indenture, may cause all amounts payable under the Financing Documents to be immediately due and payable without notice or demand of any kind, whereupon the same shall become immediately due and payable.

          (2) The Authority, without the consent of the Trustee or any Bondholder, may proceed to enforce the obligations of the Borrower to the Authority under this Agreement.

          (3) The Trustee may take whatever action at law or in equity it may have to collect the amounts then due and thereafter to become due, or to enforce the performance or observance of the obligations, agreements, and covenants of the Borrower under the Financing Documents.

          (4) The Trustee may exercise any and all rights it may have under the Financing Documents.

          (B) In the event that any Event of Default or any proceeding taken by the Authority (or by the Trustee on behalf of the Authority) thereon shall be waived or determined adversely to the Authority, then the Event of Default shall be annulled and the Authority and the Borrower shall be restored to their former rights hereunder, but no such waiver or determination shall extend to any subsequent or other default or impair any right consequent thereon.

     Section 7.3.   No Duty to Mitigate Damages.  Unless otherwise
                    ---------------------------
required by law, neither the Authority, the Trustee nor any Bondholder shall be obligated to do any act whatsoever or exercise any diligence whatsoever to mitigate the damages to the Borrower if an Event of Default shall occur.

     Section 7.4.   Remedies Cumulative.  No remedy herein conferred
                    -------------------
upon or reserved to the Authority or the Trustee is intended to be exclusive of any other available remedy or remedies but each and every such remedy shall be cumulative and shall be in addition to every remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. Delay or omission to exercise any right or power accruing upon any default or failure by the Authority or the Trustee to insist upon the strict performance of any of the covenants and agreements herein set forth or to exercise any rights or remedies upon default by the Borrower hereunder shall not impair any such right or power or be considered or taken as a waiver or relinquishment for the future of the right to insist upon and to enforce, by injunction or other appropriate legal or equitable remedy, strict compliance by the Borrower with all of the covenants and conditions hereof, or of the right to exercise any such rights or remedies, if such default by the Borrower be continued or repeated.

                             ARTICLE VIII

                         PREPAYMENT PROVISIONS

     Section 8.1.   Optional Prepayment.  (A) The Borrower shall have,
                    -------------------
and is hereby granted, the option to prepay its loan obligation and to cause the corresponding optional redemption of the Bonds pursuant to
Section 2.4(A) of the Indenture at such times, in such amounts, and with such premium, if any, for such optional redemption as set forth in the forms of the Bonds, by delivering a written notice to the Trustee in accordance with Section 8.2 hereof, with a copy to the Authority, setting forth the amount to be prepaid, the amount of Bonds requested to be redeemed with the proceeds of such prepayment, and the date on which such Bonds are to be redeemed. Such prepayment must be sufficient to provide monies for the payment of interest and Redemption Price in accordance with the terms of the Bonds requested to be redeemed with such prepayment and all other amounts then due under the Financing Documents. In the event of any complete prepayment of its loan obligation, the Borrower shall, at the time of such prepayment, also pay or provide for the payment of all reasonable or necessary fees and expenses of the Authority, the Trustee, the Remarketing Agent and the Paying Agent accrued and to accrue through the final payment of all the Bonds. Any such prepayments shall be applied to the redemption of Bonds in the manner provided in Section 2.4(A) of the Indenture, and credited against payments due hereunder in the same manner.

          (B) The Borrower shall have, and is hereby granted, the option to prepay its loan obligation in full at any time without premium if any of the following events shall have occurred, as evidenced in each case by the filing with the Trustee of a certificate of an Authorized Representative of the Borrower to the effect that one of such events has occurred and is continuing, and describing the same:

          (1) The Project shall have been damaged or destroyed to such extent that (a) the Project cannot be reasonably restored within a period of six months from the date of such damage or destruction to the condition thereof immediately preceding such damage or destruction, or (b) the Borrower is thereby prevented or likely to be prevented from carrying on its normal operation of the Project for a period of six months from the date of such damage or destruction.

          (2) Title to or the temporary use of all or substantially all of the Project shall have been taken or condemned by a competent authority, which taking or condemnation results or is likely to result in the Borrower being thereby prevented or likely to be prevented from carrying on its normal operation of the Project for a period of six months.

          (3) A change in the Constitution of the State or of the United States of America or legislative or executive action (whether local, state, or federal) or a final decree, judgment or order of any court or administrative body (whether local, state, or federal) that causes this Agreement to become void or unenforceable or impossible of performance in accordance with the intent and purpose of the parties as expressed herein or, imposes unreasonable burdens or excessive liabilities upon the Borrower with respect to the Project or the operation thereof.

          (4) The operation of any of the Project shall have been enjoined or shall otherwise have been prohibited by any order, decree, rule or regulation of any court or of any local, state, or federal regulatory body, administrative agency or other governmental body for a period of not less than six months.

          (5) Changes in the economic availability of raw materials, operating supplies or facilities necessary for the operation of the Project or technological or other changes shall have occurred which the Borrower cannot reasonably overcome or control and which in the Borrower's reasonable judgment renders the Project unsuitable or uneconomic for the purposes herein specified or any tax shall be levied upon payments due under the Note in an amount which the Borrower in its reasonable judgment believes imposes an unreasonable burden upon the Borrower.

In any such case the final loan payment shall be a sum sufficient, together with other funds deposited with Trustee and available for such purpose, to redeem all Bonds then outstanding under the Indenture at the redemption price of 100% of the principal amount thereof plus accrued interest to the redemption date or dates and all other amounts then due under the Financing Documents, and the Borrower shall also pay or provide for all reasonable or necessary fees and expenses of the Authority, the Trustee and Paying Agent and the Remarketing Agent accrued and to accrue through final payment for the Bonds. The Borrower shall deliver a written notice to the Trustee, with a copy to the Authority, requesting the redemption of the Bonds under the Indenture, which notice shall have attached thereto the applicable certificate of the Authorized Representative of the Borrower.

     Section 8.2.   Notice by the Borrower of Optional Prepayment.
                    ---------------------------------------------
The Borrower shall exercise its option to prepay its loan obligation pursuant to Section 8.1(A) or (B) by giving written notice signed by an Authorized Representative of the Borrower to the Trustee, the Authority, the Paying Agent, and the Remarketing Agent at least five
(5) days before the prepayment date if Bonds to be redeemed with the amounts to prepaid pursuant to the Indenture are then in the Flexible Mode, and forty-five (45) days before the prepayment date if Bonds to be redeemed with the amounts so prepaid pursuant to the Indenture are then in any other Mode.

     Section 8.3.   Mandatory Prepayment on Taxability.  The Borrower
                    ----------------------------------
shall pay or cause the prepayment of its loan obligation following a Determination of Taxability in the manner provided in Section 6.3 of this Agreement.

                              ARTICLE IX

                                GENERAL


     Section 9.1.   Indenture. (A) Monies received from the sale of
                    ---------
the Bonds and all loan payments made by the Borrower and all other monies received by the Authority or the Trustee under the Financing Documents shall be applied solely and exclusively in the manner and for the purposes expressed and specified in the Indenture and in the Bonds and as provided in this Agreement.

          (B) The Borrower shall have and may exercise all the rights, powers and authority given the Borrower in the Indenture and in the Bonds, and the Indenture and the Bonds shall not be modified, altered or amended in any manner which adversely affects such rights, powers and authority or otherwise adversely affects the Borrower without the prior written consent of the Borrower.

     Section 9.2.   Benefit of and Enforcement by Bondholders.  The
                    -----------------------------------------
Authority and the Borrower agree that this Agreement is executed in part to induce the purchase by others of the Bonds and for the further securing of the Bonds, and accordingly that all covenants and agreements on the part of the Authority and the Borrower as to the amounts payable with respect to the Bonds hereunder are hereby declared to be for the benefit of the holders from time to time of the Bonds and may be enforced as provided in the Indenture on behalf of the Bondholders by the Trustee.

     Section 9.3.   Force Majeure.  In case by reason of force majeure
                    -------------
either party hereto shall be rendered unable wholly or in part to carry out its obligations under this Agreement, then except as otherwise expressly provided in this Agreement, if such party shall give notice and full particulars of such force majeure in writing to the other party within a reasonable time after occurrence of the event or cause relied on, the obligations of the party giving such notice, other than the obligation of the Borrower to make the payments required under the terms hereof or of the Note, so far as they are affected by such force majeure, shall be suspended during the continuance of the inability then claimed which shall include a reasonable time for the removal of the effect thereof, but for no longer period, and such parties shall endeavor to remove or overcome such inability with all reasonable dispatch. The term "force majeure", as employed herein, means acts of God, strikes, lockouts or other industrial disturbances, acts of the public enemy, orders of any kind of the Government of the United States, of the State or any civil or military authority, insurrections, riots, epidemics, landslides, lightning, earthquakes, volcanoes, fires, hurricanes, tornadoes, storms, floods, washouts, droughts, arrests, restraining of government and people, civil disturbances, explosions, partial or entire failure of utilities, shortages of labor, material, supplies or transportation, or any other similar or different cause not reasonably within the control of the party claiming such inability. It is understood and agreed that the settlement of existing or impending strikes, lockouts or other industrial disturbances shall be entirely within the discretion of the party having the difficulty and that the above requirements that any force majeure shall be reasonably beyond the control of the party and shall be remedied with all reasonable dispatch shall be deemed to be fulfilled even though such existing or impending strikes, lockouts and other industrial disturbances may not be settled and could have been settled by acceding to the demands of the opposing person or persons.

     Section 9.4.   Amendments.  This Agreement may be amended only
                    ----------
with the concurring written consent of the Trustee and, if required by the Indenture, of the owners of the Bonds given in accordance with the provisions of the Indenture.

     Section 9.5.   Notices.  All notices, certificates or other
                    -------
communications hereunder shall be sufficiently given and shall be deemed given when delivered or when mailed by registered or certified mail, postage prepaid, addressed as follows: if to the Authority, at 845 Brook Street, Rocky Hill, Connecticut 06067, Attention: Program Manager - Loan Administration; if to the Borrower, 835 Main Street, Bridgeport, Connecticut 06601 Attention: Treasurer; if to the Remarketing Agent, Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Attention: Municipal Bond Department; if to the Paying Agent, Shawmut Bank Connecticut, National Association, 777 Main Street, Hartford, Connecticut 06115, Attention: Corporate Trust Department; and if to the Trustee, Shawmut Bank Connecticut, National Association, 777 Main Street, Hartford, Connecticut 06115, Attention:
Corporate Trust Administration. A duplicate copy of each notice, certificate or other communication given hereunder by either the Authority or the Borrower to the other shall also be given to the Trustee. The Authority, the Borrower, the Remarketing Agent, the Paying Agent and the Trustee may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

     Section 9.6.   Prior Agreements Superseded.  This Agreement,
                    ---------------------------
together with all agreements executed by the parties concurrently herewith or in conjunction with the sale of the Bonds, shall completely and fully supersede all other prior understandings or agreements, both written and oral, between the Authority and the Borrower relating to the lending of money and the Project, including those contained in any commitment letter executed in anticipation of the issuance of the Bonds.

     Section 9.7.   Execution of Counterparts.  This Agreement may be
                    -------------------------
executed simultaneously in several counterparts each of which shall be an original and all of which shall constitute but one and the same instrument.

     Section 9.8.   Time.  All references to times of day in this
                    ----
Agreement are references to New York City time.

     Section 9.9.   Separability of Invalid Provisions.  In case any
                    ----------------------------------
one or more of the provisions contained in this Loan Agreement or in the Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.

     IN WITNESS WHEREOF, the Authority has caused this Agreement to be executed in its corporate name by a duly Authorized Representative, and the Borrower has caused this Agreement to be executed in its corporate name by its duly authorized officer all as of the date first above written.

                             Connecticut Development Authority



                             By  /S/ STANLEY R. KILLINGER
                               ---------------------------
                               Name: Stanley R. Killinger
                               Authorized Representative



                             Bridgeport Hydraulic Company



                             By  /S/LARRY L. BINGAMAN
                               ----------------------------
                               Name:   Larry L. Bingaman
                               Title:  Vice President and Secretary

0724H

                              APPENDIX A

                     Bridgeport Hydraulic Company
                                FORM OF
                            PROMISSORY NOTE



No. 1                                      $30,000,000


            Bridgeport Hydraulic Company, a corporation organized and existing under the laws of the State of Connecticut (the "Borrower"), for value received, hereby promises to pay to the order of the Connecticut Development Authority (the "Authority"), the principal sum of $30,000,000.00 together with interest on the unpaid principal balance thereof from the date hereof until fully and finally paid, on the applicable Interest Payment Dates together with all taxes levied or assessed on this Note or the debt evidenced hereby against the holder hereof. This Note shall bear interest at the rate or rates determined in accordance with Section 2.3 of the Indenture (as hereinafter defined) and, as long as the Bonds bear interest at the Flexible, Daily or Weekly Rates, shall be computed on the basis of a 365- or 366-day year, as appropriate for the actual number of days elapsed and, as long as the Bonds bear interest at the Multiannual Rate or on and after the Fixed Rate Conversion Date, shall be computed on the basis of a 360-day year of twelve 30-day months. In no event shall the interest rate hereon exceed the maximum rate permitted by law.

            This Note has been executed under and pursuant to a Loan Agreement dated as of April 1, 1995 between the Authority and the Borrower (the "Agreement"). This Note is issued to evidence the obligation of the Borrower under the Agreement to repay the loan made by the Authority from the proceeds of its $30,000,000 Water Facilities Revenue Bonds (Bridgeport Hydraulic Company Project - 1995 Series) (the "Bonds"), together with interest thereon and all other amounts, fees, penalties, premiums, adjustments, expenses, counsel fees and other payments of any kind required to be paid by the Borrower under the Agreement. The Agreement includes provision for mandatory and optional prepayment of this Note as a whole or in part. Advances made pursuant to Section 6.2 of the Agreement shall bear interest at the rate specified in accordance therewith.

            The Agreement and this Note (hereinafter, together with the Tax Regulatory Agreement, collectively referred to as the

"Financing Documents") have been assigned to Shawmut Bank Connecticut, National Association (the "Trustee") acting pursuant to an Indenture of Trust dated as of April 1, 1995 (the "Indenture") between the Authority and the Trustee. Such assignment is made as security for the payment of the Bonds issued by the Authority pursuant to the Indenture.

            The Borrower has arranged for the delivery to Shawmut Bank Connecticut, National Association, as Paying Agent of an irrevocable Letter of Credit, dated the date of delivery of the Bonds, issued by Societe Generale, acting by and through its New York Branch for the account of the Borrower in favor of the Paying Agent. The Agreement provides that all payment obligations of the Borrower thereunder and under the Note shall be completely satisfied and discharged to the extent of a corresponding payment made by the Bank upon a drawing under the Letter of Credit for the purpose of satisfying such obligations.

            As provided in the Agreement and subject to the provisions thereof, payments hereon are to be made at the principal office of the Trustee in Hartford, Connecticut, or at the office designated for such payment by any successor trustee in an amount which, together with other moneys available therefor pursuant to the Indenture, will equal the amount payable as principal or Redemption Price, if any, of and interest on the Bonds outstanding under the Indenture on each such due date.

            The Borrower shall make payments on this Note on the dates and in the amounts specified herein and in the Agreement and in addition shall make such other payments as are required pursuant to the Financing Documents, the Indenture and the Bonds. Upon the occurrence of an Event of Default, as defined in any of the Financing Documents, the principal of and interest on this Note may be declared immediately due and payable as provided in the Agreement. Upon any such declaration the Borrower shall pay all cost, disbursements, expenses and reasonable counsel fees of the Authority and the Trustee in seeking to enforce their rights under any of the Financing Documents.

            THE BORROWER ACKNOWLEDGES THAT THE LOAN EVIDENCED BY THIS
NOTE IS A COMMERCIAL TRANSACTION AND WAIVES ITS RIGHTS TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER HEREOF MAY DESIRE TO USE. The Borrower further (1) waives diligence, demand, presentment for payment, notice of nonpayment, protest and notice of protest, notice of any renewals or extension of this Note, and all rights under any statute of limitations, (2) agrees that the time for payment of this Note may be changed and extended at the sole discretion of

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the Trustee without impairing its liability hereon, and (3) consents to the release of all or any part of the security for the payment thereof at the discretion of the Trustee or the release of any party liable for this obligation without affecting the liability of the other parties hereto. Any delay on the part of the Authority or the Trustee in exercising any right hereunder shall not operate as a waiver of any such right, and any waiver granted with respect to one default shall not operate as a waiver in the event of any subsequent default.

            IN WITNESS WHEREOF, Bridgeport Hydraulic Company has
caused this Note to be executed in its corporate name by its duly
authorized officer, dated May   , 1995.


                                   Bridgeport Hydraulic Company


                                   By: ___________________________
                                       Name:
                                       Authorized Representative



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                         AUTHORITY ENDORSEMENT



            Pay to the order of Shawmut Bank Connecticut, National Association, as Trustee, without recourse.



                                   Connecticut Development Authority



                                 By:_______________________________
                                     Name:
                                     Authorized Representative



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                              APPENDIX B

                     Description of Project Realty







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

                              APPENDIX C

                   Description of Project Equipment


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